NEWS RELEASE

 Exhibit 99.1

Vanguard Natural Resources Announces
Adjournment of Annual Meeting

HOUSTON, May 18, 2012 (BUSINESS WIRE) – Vanguard Natural Resources, LLC (NYSE: VNR) (the “Company”) held its annual meeting of unitholders (the “Annual Meeting”) today. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 5, 2012, as supplemented on May 15, 2012 (the "Proxy").

The Company’s unitholders voted today to approve the first and second proposals found in the Proxy.  While 12,882,653 votes were cast in favor of proposal 3 with 2,119,269 votes against and 2,129,208 abstaining, not enough votes were cast to comply with New York Stock Exchange (“NYSE”) listing rules.  In order to permit additional time to solicit unitholder votes to be cast (whether for, against, or in abstention) for the third proposal found in the Proxy in accordance with NYSE listing rules, the Annual Meeting was then adjourned until June 15, 2012 at 10:30 a.m. CST and scheduled to reconvene at that time at the Company’s headquarters, located at 5847 San Felipe, Suite 3000 Houston, Texas 77057.

The Company’s unitholders elected Scott W. Smith, W. Richard Anderson, Loren Singletary, Bruce W. McCullough and John R. McGoldrick, each of whom will serve until the 2013 Annual Meeting of unitholders, or until his successor is duly elected and qualified, or until his earlier death, resignation or removal.  The Company’s unitholders also ratified the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

If you have not yet voted or wish to change your vote on the third proposal found in the Proxy, we urge you to vote by mail or through the internet using the instructions provided on your proxy ballot. You may also contact Morrow & Co., LLC at 1-877-807-6385 if you need assistance with voting.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of oil and natural gas properties. The Company’s assets consist primarily of producing and non-producing oil and natural gas reserves located in the Permian Basin, South Texas, Mississippi, Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana and the Arkoma Basin in Arkansas and Oklahoma. More information on Vanguard can be found at www.vnrllc.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

SOURCE: Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC
Investor Relations
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com